SCHEDULE A

TO

TRANSFER AGENCY AND SERVICE AGREEMENT

January 14, 2013

LIST OF FUNDS

CHARLES SCHWAB FAMILY OF FUNDS

Schwab California Municipal Money Fund

Schwab New York AMT Tax-Free Money Fund

Schwab Massachusetts AMT Tax-Free Money Fund

Schwab Pennsylvania Municipal Money Fund

Schwab New Jersey AMT Tax-Free Money Fund

Schwab Municipal Money Fund

Schwab Value Advantage Money Fund

Schwab Value Advantage Money Fund-Institutional Prime Shares

Schwab Investor Money Fund

Schwab Retirement Advantage Money Fund

Schwab AMT Tax-Free Money Fund

Schwab California AMT Tax-Free Money Fund

Schwab Money Market Fund

Schwab Government Money Fund

Schwab U.S. Treasury Money Fund

Schwab Cash Reserves Fund

Schwab Advisor Cash Reserves Fund

SCHWAB INVESTMENTS

Schwab Total Bond Market Fund

Schwab Short-Term Bond Market Fund

Schwab Tax-Free Bond Fund

Schwab California Tax-Free Bond Fund

Schwab 1000 Index Fund

Schwab GNMA Fund

Schwab Treasury Inflation Protected Securities Fund

Schwab Global Real Estate Fund

Schwab Intermediate-Term Bond Fund

SCHWAB CAPITAL TRUST

Schwab MarketTrack All Equity Fund

Schwab MarketTrack Growth Fund

Schwab MarketTrack Balanced Fund

Schwab MarketTrack Conservative Fund

Schwab Balanced Fund

Laudus Small-Cap MarketMasters Fund

Laudus International MarketMasters Fund

Schwab Total Stock Market Index Fund

Schwab Core Equity Fund

Schwab S&P 500 Index Fund

Schwab Small Cap Index Fund

Schwab International Index Fund

Schwab Financial Services Fund

Schwab Health Care Fund

Schwab Monthly Income Fund Moderate Payout

Schwab Monthly Income Fund Enhanced Payout

Schwab Monthly Income Fund Maximum Payout

Schwab Hedged Equity Fund

Schwab Small Cap Equity Fund

Schwab Dividend Equity Fund

Schwab Target 2010 Fund

Schwab Target 2015 Fund

Schwab Target 2020 Fund

Schwab Target 2025 Fund

Schwab Target 2030 Fund

Schwab Target 2035 Fund

Schwab Target 2040 Fund

Schwab Large Cap Growth Fund

Schwab Fundamental US Large Company Index Fund

Schwab Fundamental US Small Company Index Fund

Schwab Fundamental International Large Company Index Fund

Schwab Fundamental Emerging Markets Large Company Index Fund

Schwab Fundamental International Small Company Index Fund

Schwab International Core Equity Fund

Schwab Target 2045 Fund

Schwab Target 2050 Fund

Schwab Target 2055 Fund

SCHWAB ANNUITY PORTFOLIOS

Schwab MarketTrack Growth Portfolio II

Schwab Annuity Money Market Portfolio

Schwab S&P 500 Index Portfolio

Schwab VIT Balanced Portfolio

Schwab VIT Balanced with Growth Portfolio

Schwab VIT Growth Portfolio

IN WITNESSTH WHEREOF, each of the parties hereto has caused this Schedule A to be executed in its name and on behalf of each such Fund/Portfolio.

SCHWAB CAPITAL TRUST
SCHWAB ANNUITY PORTFOLIOS
SCHWAB INVESTMENTS

By:	/s/ George Pereira
George Pereira
Title:	Treasurer and Principal Financial Officer

BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Rich Ahl

Title:	Chief Operating Officer